Exhibit 99.2

Q.E.P. Hosts Conference Call to Discuss Fiscal Second-Quarter Financial Results

Thursday October 6, 9:23 am ET

BOCA RATON, Fla.—(BUSINESS WIRE)—Oct. 6, 2005—Q.E.P. Co., Inc. (Nasdaq:QEPC - News), today announced that it will report its financial results for the fiscal 2006 second quarter ended August 31, 2005, before the market opens on Wednesday, October 12, 2005.

The Company will be hosting a conference call to discuss the press release and to answer questions at 10:00 a.m. Eastern Time, Wednesday, October 12, 2005. To participate in the conference call, please dial 800-922-0755 five to 10 minutes before the call is scheduled to begin.

While we hope you will be able to join us for the call, we have arranged to have the teleconference session available for replay from 12:00 p.m. Eastern Time on October 12 until midnight on October 19. The number to hear the teleconference replay is 1-877-519-4471. The access code for the replay is 6568654.

Q.E.P. Co., Inc., founded in 1979, is a leading manufacturer, marketer and distributor of a broad line of flooring tools and accessories for the home improvement and professional installer markets. Under brand names Q.E.P., Roberts, Q-Set and O’Tool, Q.E.P. markets approximately 3,000 products used primarily for surface preparation and installation of ceramic tile, carpet and vinyl. The Company sells its products to large home improvement retail centers, as well as traditional distribution outlets in 50 states and around the world.

Contact:

Q.E.P. Co., Inc.

Marc Applebaum, 561-994-5550